Exhibit 10.20

FEE REDUCTION AGREEMENT

November 8, 2023

WHEREAS, pursuant to that certain Underwriting Agreement between 7GC & Co. Holdings Inc. (together with any successor entity thereto, the “Company”) and Cantor Fitzgerald & Co., as Representative of the several Underwriters (“CF&CO”), dated December 22nd, 2020 (as may be amended from time to time, the “Underwriting Agreement”), the Company previously agreed to pay to CF&CO an aggregate cash amount of $8,050,000 as “deferred underwriting commissions” (the “Original Deferred Fee”), upon the consummation of a Business Combination, as contemplated by the final prospectus of the Company, filed with the Securities and Exchange Commission (the “SEC”) (File Nos. 333-251162 and 333-351623), and dated December 22, 2020. Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Underwriting Agreement. For the avoidance of doubt, for purposes hereof, all references to the “Company” herein shall also refer to the surviving entity to the Company following any Business Combination (the “Successor”).

WHEREAS, the Company has entered into that certain business combination agreement (the “Business Combination Agreement”) with respect to a Business Combination (the “Transaction”) with Banzai International, Inc. (including any affiliates thereof, the “Target”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and CF&CO hereby agree as follows:

1.

Fee Reduction: In the event that the Company elects (in its sole discretion) to consummate the Transaction, CF&CO agrees that it will forfeit $4,050,000 of the aggregate Original Deferred Fee that would otherwise be payable by the Company to CF&CO, pursuant to the Underwriting Agreement, resulting in a remainder of $4,000,000 (the “Reduced Deferred Fee”), which shall be payable by the Company to CF&CO in the common equity securities of the public entity that survives the Transaction (the “New Common Stock”). For the avoidance of doubt, such fee reduction agreement only applies to the consummation of the Transaction and not to any other potential Business Combination that may be contemplated or consummated by the Company.

2.

Stockholder Rights: The Company shall issue such shares of New Common Stock to CF&CO in satisfaction of the Reduced Deferred Fee (the “Stock Fee”) with (x) “registration rights,” enabling CF&CO to promptly resell its shares of New Common Stock (as described below), and (y) “pre-emptive rights,” “tag rights,” “drag rights” and any other “stockholder rights,” in each case, substantially consistent with those received by any investor in any “public investment in private equity” (or “PIPE”) that closes substantially concurrently with the Transaction (or if no PIPE closes in connection therewith, then substantially consistent with those provided to the Sponsor) (collectively, the “Stockholder Rights”).

3.	Registration Rights: Pursuant to the “registration rights” described above, the Company hereby agrees that it shall:

(a)

Prepare and, as soon as practicable, but in no event later than thirty (30) days following the consummation of the Transaction, file with the SEC a re-sale registration statement on Form S-1 (or any successor form) to register the re-sale by CF&CO of the shares of New Common Stock issued to CF&CO pursuant to Section 4 hereof (the “Resale Registration Statement”);

(b)

Use its reasonable best efforts to have the Resale Registration Statement declared effective by the SEC by (x) the 60th Trading Day after the date of the initial filing thereof, if the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Resale Registration Statement will not be reviewed by the SEC, or (y) by the 120th calendar day after the date of the initial filing thereof, if such Resale Registration Statement is subject to review by the SEC; and

(c)

Maintain the effectiveness of the Resale Registration Statement until the earliest to occur of: (i) the second anniversary of the date of the effectiveness thereof; (ii) such shares of New Common Stock issued to CF&CO shall have been sold, transferred, disposed of or exchanged by CF&CO; and (iii) such shares of New Common Stock issued to CF&CO may be sold without registration pursuant to Rule 144 under the Securities Act of 1933, as amended (but with no volume or manner of sale limitations thereunder)

(such obligations set forth in (a), (b) and (c) above, the “Registration Rights Obligations”).

4.

Issuance of Stock Fee: The Company hereby agrees that, upon (or immediately prior to) the initial filing of the Resale Registration Statement, the Company shall issue, transfer and deliver, or cause to be issued, transferred and delivered, the entire amount of the Stock Fee to CF&CO, in book-entry form, by irrevocable instruction from the Company to its duly appointed transfer agent. Any shares of New Common Stock issued, transferred and delivered to CF&CO in satisfaction of the Stock Fee shall be validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances and other restrictions on the pledge, sale or other transfer of such shares of New Common Stock (including any restrictions that may arise due to contractual “lock-ups” or applicable U.S. federal or state securities laws). However, in the event that: (x) the Company is unable to, or otherwise does not, issue or cause to be issued the full amount of the Stock Fee to CF&CO without any of the foregoing restrictions, (y) the Stockholder Rights are not properly granted or enforced, or (y) the Company does not comply in all respects with its Registration Rights Obligations, then, in each case, the Company shall promptly pay to CF&CO the entire amount of the Stock Fee in cash, as originally set forth in the Underwriting Agreement.

The number of shares of such New Common Stock to be issued, transferred and delivered to CF&CO in satisfaction of any applicable Stock Fee shall be the greater of (a) the applicable dollar amount of the Stock Fee divided by $10.00 or (b) the quotient obtained by dividing (x) the dollar value of the Stock Fee by (y) the VWAP (as defined herein) of the New Common Stock over the five (5) Trading Days immediately preceding the date of the initial filing of the Resale Registration Statement.

5.	Other Defined Terms:

(a)

For purposes hereof, “VWAP” shall mean, for the New Common Stock for a specified period, the dollar volume-weighted average price for the New Common Stock on the Principal Market, for such period, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(b)	For purposes hereof, “Principal Market” shall mean the principal national securities exchange on which the New Common Stock is then listed or traded.

(c)

For purposes hereof, “Trading Day” shall mean any day on which the Principal Market is open for trading (regular way), including any day on which it is open for trading (regular way) for a period of time less than the customary time.

6.	No Fees Refundable: For the avoidance of doubt, once paid or issued, no fees payable hereunder, whether in cash or New Common Stock, respectively, will be refundable under any circumstances.

7.

Further Assurances: Each of the Company and CF&CO will, upon request of the other, execute such other documents, instruments or agreements as may be reasonable or necessary to effectuate the agreements set forth in this letter agreement (the “Agreement”).

8.

Confidentiality: This Agreement (including the terms set forth herein) is confidential, and neither this Agreement (including the terms set forth herein) nor CF&CO’s role in the Transaction may be filed publicly or otherwise disclosed by the Company to any other party (except to the Target) without CF&CO’s prior written consent.

9.	Termination: This agreement will terminate automatically upon the earlier of:

(a)

the payment in full of the Reduced Deferred Fee, including, for the avoidance of doubt, (i) the issuance, transfer and delivery of the Stock Fee to CF&CO and (ii) the effectiveness of the Resale Registration Statement related thereto, in each case, upon the terms set forth herein; and

(b)	the termination of the Business Combination Agreement and/or the abandonment by the Company of the Transaction.

In the event of a termination pursuant to sub-section (b) of this paragraph, (x) the Company agrees to provide prompt notice of such decision to terminate the Business Combination Agreement and/or abandon the Transaction to CF&CO; and (y) the Original Deferred Fee shall become due and payable by the Company to CF&CO, in cash, upon the consummation of a Business Combination, as originally set forth in the Underwriting Agreement.

10.

Successor: Prior to the consummation of the Transaction, if the agreements executed by the Company in connection therewith do not directly or indirectly provide for the assumption by the Successor of the Company’s obligations hereunder, the Company shall cause such Successor to (x) execute and deliver to CF&CO a joinder agreement, in form and substance reasonably satisfactory to CF&CO, pursuant to which it shall join this Agreement as a signatory and a party and thus be subject to all of the terms and conditions set forth herein, and (y) comply with the obligations and covenants of the Company set forth herein.

11.

Incorporation by Reference: Sections 10.1, 10.3, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 of the Underwriting Agreement are hereby incorporated by reference into this letter agreement. Except as expressly set forth herein, the provisions of the Underwriting Agreement are not amended and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized signatory as of the date first set forth above.

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Global Head of Investment Banking

7GC & CO. HOLDINGS INC.

By:	/s/ Jack Leeney
Name:	Jack Leeney
Title:	Chief Executive Officer

[Signature page to Fee Reduction Agreement]